                                                                   EXHIBIT 10.25


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                  NOOSH, Inc.

          Warrant for the Purchase of Shares of Class B Common Stock


No. W-C8                                                          958,400 Shares

     FOR VALUE RECEIVED, as of April 4, 2000 (the "Effective Date"), NOOSH, Inc., a Delaware corporation (the "Company"), with its principal office at 3401 Hillview Avenue, Palo Alto, CA 94304, hereby certifies that GE Capital Equity Investments, Inc. (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at such times and in such increments as set forth below in Section 1, during the period commencing on the applicable Milestone Date (as defined below) and ending on the Expiration Date (as defined in Section 12 below) nine hundred fifty-eight thousand four hundred (958,400) fully paid and nonassessable shares of the capital stock of the Company, subject to adjustment as hereinafter provided.

     Initially, this Warrant shall entitle the Holder to purchase shares of the Class B Common Stock, par value $0.001 per share, of the Company (the "Class B Common Stock"). Upon the earlier of (i) the date one year after the Effective Date and (ii) the date 180 days after an IPO (as defined in Section 13 below), the shares purchasable upon exercise of this Warrant shall change from such Class B Common Stock to Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), notwithstanding the twenty-five percent (25%) of the Class B Common Stock which may converted to Common Stock ninety (90) days after an IPO under the terms of the Investor Rights Agreement (as defined in Section 7 below), and, this Warrant, to the extent then unexercised, shall thereafter be exercisable for shares of such Common Stock. The shares of Class B Common Stock or Common Stock, as the case may be, issuable upon exercise of this Warrant, as adjusted from time to time pursuant to the terms of this Warrant, are hereinafter sometimes referred to as the "Warrant Shares." The number of Warrant Shares to be received upon the exercise of this Warrant and the price to be paid per share upon such exercise are subject to adjustment from time to time as hereinafter set forth.

                                       1.

     The Holder may purchase such Warrant Shares at the price per share of thirteen dollars ($13.00) (as appropriately adjusted pursuant to Section 8 hereof) on an increment by increment basis as set forth below in Section 1 (the "Exercise Price").

     Section 1.  Exercise of Warrant.

          (a) Exercise Schedule. This Warrant may only be exercised in increments according to the following schedule and provided that each increment of Warrant Shares may only be exercised in whole or in part during the period commencing upon the date of achievement of the milestone (or from the Effective Date with respect to the First Increment) relating to such increment ("Milestone Date") and ending on the Expiration Date:

          -------------------------------------------------------------------------------------------
                                        Number of Warrant
                                            Shares                      Milestone
          -------------------------------------------------------------------------------------------
          First Increment                   432,000            Execution and delivery to the
                                                               Company of the Print Buyer
                                                               Agreement and the License
                                                               Agreement.
          -------------------------------------------------------------------------------------------
          Second Increment                   88,200            AV * $30 million in any period
                                                               of four consecutive months
                                                               ending on or before the date
                                                               ("Milestone End Date") of
                                                               March 31, 2001.
          -------------------------------------------------------------------------------------------

*  greater than or equal to

                                       2.

          -------------------------------------------------------------------------------------------
          Third Increment                   175,000            (1) AV * $60 million in any period
                                                                   of four consecutive months
                                                                   ending on or before the
                                                                   Milestone End Date of March
                                                                   31, 2001; and
                                                               (2) On or before September 30,
                                                                   2000, Holder's introducing and
                                                                   endorsing the Company and the
                                                                   use of the Service to at least
                                                                   15 GE Retailers designated by
                                                                   the Company and at least 40%
                                                                   of the GE Printers (as
                                                                   identified by the parties by
                                                                   such date) pursuant to
                                                                   Sections F1 and F2,
                                                                   respectively, of the Print
                                                                   Buyer Agreement
          -------------------------------------------------------------------------------------------
          Fourth Increment                   50,000            AV * $200 million on or before
                                                               the Milestone End Date of
                                                               March 31, 2002
          -------------------------------------------------------------------------------------------
          Fifth Increment                    75,000            AV * $400 million on or before
                                                               the Milestone End Date of
                                                               March 31, 2002

          -------------------------------------------------------------------------------------------

*  greater than or equal to


                                       3.

          -------------------------------------------------------------------------------------------
          Sixth Increment                   138,200            (1) AV * $600 million on or before
                                                                   the Milestone End Date of
                                                                   March 31, 2002; and
                                                               (2) On or before March 31, 2001,
                                                                   Holder's introducing and
                                                                   endorsing the Company and the
                                                                   use of the Service to at least
                                                                   30 GE Retailers designated by
                                                                   Noosh and at least 80% of the
                                                                   GE Printers (as identified by
                                                                   the parties by such date)
                                                                   pursuant to Sections F1 and
                                                                   F2, respectively, of the Print
                                                                   Buyer Agreement.
          -------------------------------------------------------------------------------------------
          Total Warrant Shares:             958,400
          -------------------------------------------------------------------------------------------

          (b)  Certain Definitions.  For the purposes of the table above, in
Section 1(a), the following definitions should apply:

                  (i) "Affiliate" means any person, corporation or other entity (i) which owns more than fifty percent (50%) of the voting securities or ownership interest of Holder ("Parent"); (ii) in which Holder, directly or indirectly, owns more than fifty percent (50%) of the voting securities or ownership interest; or (iii) in which Holder's Parent, directly or indirectly, owns more than fifty percent (50%) of the voting securities or ownership interest. Any such person, corporation or other entity shall only be considered an "Affiliate" as such times as it means one or more of the above criteria; provided, however, that the term "Affiliate" shall include any person, corporation or entity which GE Capital Services, Inc. and the Company may agree should be deemed an Affiliate pursuant to Section 1 of the Print Buyer Agreement.

                  (ii) "AV" shall mean, with respect to each of the second through sixth increments set forth above in Section 1(a), the aggregate Job Value of Qualifying Jobs with Job Due Dates falling during the applicable period specified in Section 1(a) for such increment, as such amount is determined in good faith by the Company within thirty (30) days following each calendar quarter during such period.

                  (iii) "GE Printers" shall be as defined in the Print Buyer Agreement.

                  (iv) "GE Retailers" shall be as defined in the Print Buyer Agreement.

                  (v) "Job Due Date" shall mean the due date for a Noosh Job as entered on the Service, and as adjusted pursuant to Section 2 of the attached Addendum A to the Print Buyer Agreement; provided, however, that to the extent that such date for a particular Qualifying

*  greater than or equal to

                                       4.

Job is extended beyond a Milestone End Date due to performance problems with the Service which cause an unscheduled interruption or outage of the Service, then the applicable Job Due Date shall be deemed to occur on such Milestone End Date.

        (vi) "Job Value" shall mean the applicable dollar value for a Noosh Job as entered on the Service.

        (vii) "License Agreement" shall mean that certain license agreement by and between the Company and GE Capital Services, Inc. dated as of the Effective Date.

        (viii) "Noosh Job" shall be as defined in the Print Buyer Agreement.

        (ix) "Print Buyer Agreement" shall mean that certain print buyer agreement by and between Company and GE Capital Services, Inc. dated as of the Effective Date.

        (x) "Qualifying Jobs" shall mean Noosh Jobs (i) for which Holder or its Affiliates act as users of the Service in the capacity of a "Buyer", as defined in the Print Buyer Agreement or (ii) for which customers of Holder or any Affiliate (while it remains an Affiliate) act as users of the Service in the capacity of a "Buyer", but only where an employee of Holder or any such Affiliate also participates as a user of the Service for the purposes of such Noosh Job and, in such capacity as a user, serves a bona fide, active role in the processing, production and/or management of the specific tasks of such Noosh Job.

        (xi) "Service" shall be as defined in the attached Addendum A to the Print Buyer Agreement.

     (c) To exercise, Holder shall surrender to the Company at its principal office at the address set forth in the initial paragraph hereof the Warrant (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, for the number of Warrant Shares specified in the Purchase Form. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, and subject to compliance with applicable law, including any waiting period applicable under Hart-Scott-Rodino regulations, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

     Section 2.  Right to Convert Warrant into Stock: Net Issuance.

     (a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into Warrant Shares as provided in this Section 2 pursuant to the exercise schedule, increments, and Milestone set forth in Section 1 above. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without
                                      5.

payment by the holder of any exercise price or any cash or other consideration)
(X) that number of fully paid and nonassessable Warrant Shares equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value (as herein defined) of one (1) share of Common Stock on the Conversion Date.

Expressed as a formula, such conversion shall be computed as follows:

          X   =       B - A
                     -------
                        Y

Where:    X   =     the number of shares of Warrant Shares to be issued to
                    holder

          Y   =     the fair market value (FMV) of one (1) share of Common
                    Stock

          A   =     the aggregate Exercise Price (i.e., Converted Warrant Shares
                    x Exercise Price)

          B   =     the aggregate FMV (i.e. FMV x Converted Warrant Shares)


     No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 2 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

     (b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in subsection (a) hereof as the Conversion Warrant Shares) in exercise of the Conversion Right. Subject to compliance with applicable law, including any waiting period applicable under Hart-Scott-Rodino regulations, such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon an IPO (as defined in Section 13 below) or a Change in Control (which for the purposes of this Warrant shall mean (i) the sale of all or substantially all of the assets of the Company, or (ii) the closing date of a merger or consolidation of the Company with or into any other entity, including a reverse triangular merger involving the Company (other than a merger or consolidation in which the holders of the voting power of the Company immediately prior to such consolidation or merger hold a majority of the surviving or resulting entity immediately following such

                                      6.

consolidation or merger)). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this warrant, shall be issued as of the Conversion Date and shall be delivered to the holder as soon as possible.

     (c) Determination of Fair Market Value. For purposes of this Section 2, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

        (i) If the Conversion Right is exercised in connection with, and contingent upon, an IPO, and if the Company's registration statement relating to such IPO ("Registration Statement") has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

        (ii) If the Conversion Right is exercised in connection with, and contingent upon, a Change in Control, then the portion of the purchase price paid by the acquirer that such share would be entitled to in such transaction.

        (iii) If the Conversion Right is not exercised in connection with, and contingent upon, an IPO or a Change in Control, then as follows:

        (1) If traded on a securities exchange, the fair market value of each Warrant Share shall be deemed to be the closing price of the Common Stock on the Determination Date; and

        (2) If traded over-the-counter, the fair market value of each Warrant Share shall be deemed to be the closing bid price of the Common Stock on the Determination Date; and

        (3) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by an independent third party experienced in the valuation of such securities or property selected in good faith by the Board of Directors or a committee thereof and reasonably acceptable to the holders of a majority of the Warrant Shares.

     Section 3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Class B Common Stock or Common Stock, as applicable, or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable.

     Section 4. Fractional Interest. The Company will not issue a fractional share of Class B Common Stock or Common Stock, as applicable, upon exercise of this Warrant. Instead, the Company will deliver its check for the current fair market value of the fractional share, as determined in good faith by the Board of Directors of the Company.

                                      7.

     Section 5. Payment of Taxes. The Company shall pay all taxes (other than taxes based upon income) and other governmental charges with respect to the issuance and delivery of the Warrant Shares, unless such tax or charge is imposed by law upon Holder. Company shall not be required, however, to pay any transfer tax or other similar charge imposed in connection with the issuance and delivery of any certificate for shares of Class B Common Stock or Common Stock, as applicable, in any name other than that of Holder, and in such case Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

     Section 6.  Assignment or Loss of Warrant.

     (a) The Holder of this Warrant shall not be entitled, without obtaining the consent of the Company, to assign, by operation of law or otherwise, its interest in this Warrant in whole or in part to any person or persons, except to Affiliates.

     (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     Section 7. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and that certain Amended and Restated Investor Rights Agreement, dated April 4, (the "Investor Rights Agreement"), of which Holder is a party. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

     Section 8. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     (a) Reclassification of Outstanding Securities. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant (in form and substance reasonably satisfactory to the Holder of this Warrant) providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each Warrant Share theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one Warrant Share of the same class and series. Such

                                      8.

new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this subsection (a) shall similarly apply to successive reclassification or changes.

     (b) Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price and the number of Warrant Shares issuable upon exercise hereof shall be proportionately adjusted.

     (c) Merger. If at any time prior to the Expiration Date there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Holder of the Warrant evidenced hereby shall thereafter be entitled to receive upon exercise of rights granted herein, during the period specified herein and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of the rights granted in this Warrant would have been entitled in such merger or consolidation if such rights had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger or consolidation.

     (d)    Adjustment of Exercise Price.

        (i) If the Company's outstanding shares of Series E Preferred Stock or Series E-1 Preferred Stock are converted automatically into Common Stock or Class B Common Stock upon an IPO pursuant to the terms of the Company's Restated Certificate of Incorporation, then the Exercise Price shall be adjusted as of the date of such conversion to the lesser of (i) $13.00 (as adjusted for stock splits, stock dividends, recapitalizations and the like) or (ii) the Series E Conversion Price or Series E-1 Conversion Price, as the case may be, in effect as of the date of such conversion.

        (ii) If at any time prior to an IPO there shall be an Asset Transfer or Acquisition, then the Exercise Price shall be adjusted immediately prior to the closing of such Asset Transfer or Acquisition to the lesser of (x) $13.00 (as adjusted for stock splits, stock dividends, recapitalizations and the like) or
(y) 85% of the Acquisition Price Per Share. The terms "Acquisition Price Per Share," "Acquisition," "Asset Transfer," "Series E Conversion Price" and "Series E-1 Conversion Price" shall be as defined in the Restated Certificate as in effect as of the Effective Date.

     (e) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subsections
(a) and (b)), then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which

                                      9.

shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of Warrant Shares subject to this Warrant shall be proportionately adjusted.

     (f) Minimum Adjustment. No adjustment in the Exercise Price of this Section 8 shall be required unless such adjustment would require an increase or decrease of at least $.05 in such Exercise Price; provided, however, that any adjustments which by reason of this subsection are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest share, as the case may be.

     (g) Notice of Record Date. In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the Holder of this Warrant, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     (h) No Adjustment Upon Exercise of Warrants. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise of the Warrants.

     Section 9. Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 8, the Company shall deliver an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company.

     Section 10. No Impairment. Without the consent of Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, Company will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Class B Common Stock or Common Stock, as applicable, upon the exercise of this Warrant in accordance with the

                                      10.

terms of the Warrant, including Section 1(c), including taking such action as is reasonably necessary for the current Exercise Price to be not less than the par value of the shares of Class B Common Stock or Common Stock, as applicable, issuable upon exercise of this Warrant. Company will take such action as is reasonably necessary to obtain all such authorizations, exemptions or consents from any governmental authority having jurisdiction thereof as may be necessary to enable Company to perform its obligations under this Warrant.

     Section 11. Transfer to Comply with the Securities Act of 1933. This Warrant may not be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except to Affiliates. The Warrant Shares, nor any interest in them, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. The Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act, shall bear a legend substantially in the following form:

       THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provision of this Section 11 shall be binding upon all subsequent Holders of certificates for Warrant Shares bearing the above legend and all subsequent Holders of this Warrant, if any. In addition in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

     (a) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and

                                      11.

knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

     (b) The Holder is a "qualified institutional buyer" as defined in Rule 144A under the Act.

     (c) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

     (d) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. Moreover, the Holder understands that the Company is under no obligation to register and qualify this Warrant.

     (e) The Holder is aware of the provisions of Rule 144 promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold (unless the securities have been acquired pursuant to the net issuance provisions of Section 2 in which case the securities may generally be sold one year from the date of this Warrant); the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

     (f) The Holder further understands that at the time it wishes to sell this Warrant there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Holder may be precluded from selling this Warrant under Rule 144 even if the one year minimum holding period had been satisfied.

     (g) The Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission (the "SEC") has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                      12.

     Section 12. Expiration Date. This Warrant shall expire and shall be wholly void and have no effect after 5:00 p.m. on April 3, 2004 (the "Expiration Date").

     Section 13. Market Standoff. The holder of this Warrant, by acceptance hereof, agrees that such holder will not, without the prior written consent of the lead underwriter of the initial public offering of the Common Stock of the Company pursuant to a registration statement filed under the Act (the "IPO"), directly or indirectly offer to sell, contract to sell (including, without limitation, any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any Warrant Shares, or securities into which such Warrant Shares are converted, for a period of 180 days following the day on which the registration statement filed on behalf of the Company in connection with the IPO shall become effective by order of the SEC; provided, however, that the foregoing market standoff shall apply only to the extent that holders of the Company's Series C Preferred Stock are subject to the same restrictions.

     Section 14. Governing Law. This Warrant shall be construed and enforced in accordance with, and the right of the parties shall be governed by, the laws of State of Delaware, excluding its rules governing conflicts of laws.

     Section 15. Modification and Waiver. Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing signed by the Company and by the Holder hereof.

     Section 16. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

     Section 17. Descriptive Headings. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     Section 18. Entire Agreement. This Warrant and the Investor Rights Agreement constitute the entire agreement between the parties pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, representation and undertakings of the parties.

                                      13.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by a duly authorized officer as of the Effective Date.

                              NOOSH, Inc.

                              By:   /s/ Ofer Ben-Shachar
                                  ----------------------

                              Name: Ofer Ben-Shachar

                              Title: President and Chief Executive Officer

ACCEPTED AND AGREED TO:

GE CAPITAL EQUITY INVESTMENTS, INC.

By:  /s/ Jerome C. Marcus
   ----------------------

Name: Jerome C. Marcus

Title: Managing Director

                                      14.